SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
/ / Preliminary Proxy Statement         / /   Confidential, for use of the
                                              Commission only (as permitted
                                              By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12


                              CB BANCSHARES, INC.
   ________________________________________________________________________
               (Name of Registrant As Specified In Its Charter)


       ________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

    ___________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    ___________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________

(5) Total fee paid:

    ___________________________________________________________________________

    / / Fee paid previously with preliminary materials:

    ___________________________________________________________________________

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ___________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________

(3) Filing party:

    ___________________________________________________________________________

(4) Date filed:

    ___________________________________________________________________________


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April 28, 2003

FOR IMMEDIATE RELEASE
Contact:     Wayne T. Miyao
             Senior Vice President, City Bank
             Corporate Communications
             Ph: (808) 535-2590
             Email: wmiyao@cb-hi.net
             Website: www.citybankhawaii.com


               CB BANCSHARES BOARD RESPONDS TO CPF'S DEMAND FOR
                          SPECIAL SHAREHOLDER MEETING

HONOLULU, April 28, 2003 - CB Bancshares, Inc. (Nasdaq: CBBI), which is the holding company of City Bank, received a notice from Central Pacific Financial Corp. (NYSE: CPF) today demanding that CB Bancshares Inc. ("CB Bancshares") call a special shareholder meeting under the Hawaii Control Share Acquisitions Statute for the purpose of voting upon a proposal to approve Central Pacific Financial Corp.'s ("CPF") acquisition of at least a majority of CB Bancshares' outstanding shares. CPF also announced that it has filed documents with federal and state regulators in furtherance of its attempt to seek control of CB Bancshares.

Last week, CB Bancshares notified its shareholders and CPF that it was carefully evaluating CPF's takeover proposal in consultation with its financial advisor and legal counsel in order to determine the appropriate course of action that will best serve the interests of CB Bancshares.

Mr. Ronald K. Migita, President and CEO of CB Bancshares, Inc. and Vice Chairman and CEO of City Bank said, "We are disappointed that CPF has taken these steps. We believe CPF's actions are obviously designed to put pressure on the CB Bancshares Board while we are continuing to consider CPF's proposal. The CB Bancshares Board takes its fiduciary responsibilities very seriously and will make its decision in due course with the interests of our shareholders, customers, employees and the communities we serve in mind. With respect to the special meeting, the CB Bancshares Board understands its requirements under Hawaii law and will proceed appropriately."

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 21 branches on the islands of Oahu, Hawaii, Maui and Kauai.

The directors and certain executive officers of CB Bancshares may be deemed to be participants if CB Bancshares solicits proxies from its shareholders in connection with a special meeting of shareholders under the Hawaii Control Share Acquisitions Statute. Information concerning such participants is contained in CB Bancshares' definitive proxy statement relating to CB Bancshares' 2003 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 12, 2003 on Schedule 14A. Subject to future developments, CB Bancshares may file with the SEC a Solicitation / Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by CPF, and a proxy statement for the solicitation of proxies from CB Bancshares' shareholders in connection with a special meeting of such shareholders. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation / Recommendation Statement on Schedule 14D-9 and CB Bancshares' proxy statement for such special meeting when such documents become available because they will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the
Schedule 14D-9, CB Bancshares's proxy statement and other documents filed by CB Bancshares with the SEC (when available) at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.




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